Exhibit 21

ENTITY	JURISDICTION
Aux Sable Liquid Products Inc.	Delaware
Aux Sable Liquid Products LP	Delaware
Bargath LLC	Delaware
Baton Rouge Fractionators LLC	Delaware
Baton Rouge Pipeline LLC	Delaware
Black Marlin Pipeline LLC	Texas
Carbonate Trend Pipeline LLC	Delaware
Cardinal Operating Company, LLC	Delaware
Cardinal Pipeline Company, LLC	North Carolina
Discovery Gas Transmission LLC	Delaware
Discovery Producer Services LLC	Delaware
Goebel Gathering Company, L.L.C.	Delaware
Gulf Star Deepwater Services, LLC	Delaware
Gulfstream Natural Gas System, L.L.C.	Delaware
Hi-Bol Pipeline LLC	Delaware
Laurel Mountain Midstream Operating LLC	Delaware
Laurel Mountain Midstream, LLC	Delaware
Marsh Resources, LLC	Delaware
Mid-Continental Fractionation and Storage, LLC	Delaware
Northwest Pipeline GP	Delaware
Overland Pass Pipeline Company LLC	Delaware
Pacific Connector Gas Pipeline, LP	Delaware
Pacific Connector Gas Pipeline, LLC	Delaware
Parachute Pipeline LLC	Delaware
Pine Needle LNG Company, LLC	North Carolina
Pine Needle Operating Company, LLC	Delaware
TransCardinal Company, LLC	Delaware
TransCarolina LNG Company, LLC	Delaware
Transcontinental Gas Pipe Line Company, LLC	Delaware
Wamsutter LLC	Delaware
WFS Enterprises LLC	Delaware
WFS Gathering Company, L.L.C.	Delaware
WFS-Liquids LLC	Delaware
WFS-Pipeline LLC	Delaware
WGP Development, LLC	Delaware
WGPC Holdings LLC	Delaware
Williams Energy Solutions LLC	Delaware
Williams Field Services Company, LLC	Delaware
Williams Field Services Group, LLC	Delaware
Williams Field Services-Gulf Coast Company, L.P.	Delaware
Williams Flexible Generation, LLC	Delaware
Williams Four Corners LLC	Delaware
Williams Gas Processing Gulf Coast Company, L.P.	Delaware
Williams Gulf Coast Gathering Company, LLC	Delaware
Williams Laurel Mountain, LLC	Delaware
Williams Mobile Bay Producer Services, L.L.C.	Delaware
Williams NGL Marketing, LLC	Delaware
Williams Oil Gathering, L.L.C	Delaware

ENTITY	JURISDICTION
Williams Pacific Connector Gas Operator, LLC	Delaware
Williams Partners Finance Corporation	Delaware
Williams Partners Operating LLC	Delaware
Williams PERK, LLC	Delaware
Williams Pipeline GP LLC	Delaware
Williams Pipeline Operating LLC	Delaware
Williams Pipeline Partners Holdings LLC	Delaware
Williams Pipeline Partners L.P.	Delaware
Williams Pipeline Services LLC	Delaware
Williams Uinta Gathering, LLC	Delaware